Exhibit 10.2

EXHIBIT B

FORM OF CONVERTIBLE DEBENTURE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (1) REGISTRATION UNDER SUCH ACT OR LAWS OR (2) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR LAWS.

SENIOR CONVERTIBLE PROMISSORY NOTE

US $	March , 2012

For value received, DayStar Technologies, Inc. a Delaware corporation (the “Company”), or its successor, promises to pay to                     (the “Holder”) the principal sum of US $                    on the terms set forth below. Interest on the outstanding principal amount shall accrue at the rate of 6% per annum on and from the date of issuance. In the event this Note is outstanding and not paid in full on the Maturity Date, Interest shall thereafter accrue at the rate of 10% per annum. Interest shall accrue daily but need not be paid until the Maturity Date. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. This Note is issued pursuant to that certain Securities Purchase Agreement by and among the Company and the Holder dated as of March     , 2012 (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Conversion of the Note

a. Conversion Timing and Price. At any time after the issuance of this Note, the Holder may, by written notice to the Company, elect to convert all or any part of the outstanding principal plus any amount of accrued but unpaid interest into common stock of the Company (the “Conversion Shares”) at a price per share equal to the last Closing Bid Price of the Company’s Common Stock on the Principal Trading Market prior to the execution of the Securities Purchase Agreement (subject to adjustment in the event of any stock splits, stock dividends or other recapitalization of Common Stock subsequent to the date of such sale or issuance) (as adjusted, the “Conversion Price”).

b. Delivery of Conversion Shares. The Conversion Shares shall be delivered as follows:

i. As promptly as practicable after conversion, the Company shall deliver to Holder, or to such person or persons as are designated by Holder in the conversion notice, (1) a certificate or certificates representing the number of shares of common stock into which this Note or portion thereof is to be converted, in such name or names as are specified in the Conversion Notice and (2) in the case of conversion of the entire remaining principal balance plus accrued unpaid interest hereof, any cash payable in respect of a fractional share. Such conversion shall be deemed to have been effected at the close of business on the date when this Note shall have been surrendered to the Company for conversion, so that the person entitled to receive such Conversion Shares shall be treated for all purposes as having become the record holder of such Conversion Shares at such time.

ii. In the event that less than the entire outstanding principal and accrued unpaid interest of this Note is converted hereunder pursuant to subsection (a) above, this Note shall not be surrendered for cancellation but shall have the fact and amount of conversion recorded on the face of this Note by writing acknowledged by Holder and the Company. If less than the entire principal balance of this Note is converted, the amount of principal converted shall be reduced to the nearest amount that results in no fractional shares.

c. Reservation of Shares. The Company agrees that, during the period within which this Note may be converted, the Company will at all times have authorized and in reserve, and will keep available solely for delivery upon the conversion of this Note, a sufficient number of shares of common stock and other securities and properties as from time to time shall be receivable upon the conversion of this Note, free and clear of all restrictions on issuance, sale or transfer other than those imposed by law and free and clear of all pre-emptive rights. The Company agrees that the Conversion Shares shall, at the time of such delivery, be validly issued and outstanding, fully paid and non-assessable, and the Company will take all such action as may be necessary to assure that the stated value or par value per share of the Conversion Shares is at all times equal to or less than the Conversion Price.

d. Stockholder Approval. The Company shall not issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the listing rules or regulations of the Nasdaq Capital Market (the number if shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Nasdaq Capital Market for issuances of shares of Common Stock in excess of such amount. Unless and until such approval is obtained, the Holder shall not be issued shares of Common Stock in an amount greater than the Exchange Cap. This provision shall apply for the life of the transaction, even if the Company is no longer listed on the Nasdaq Capital Market.

2. Payment of the Note – Term and Prepayment; Ranking

a. Term. All principal and all unpaid accrued interest that has not been converted pursuant to Section 1 above shall be due and payable on the one year anniversary of the date hereof (the “Maturity Date”).

b. Prepayment. This Note may be prepaid in whole or in part at any time.

c. Ranking. Subject to the provisions of the immediately following sentence, this Note and the rights and remedies of the Holder under this Note, shall be senior in right of payment to all other indebtedness of the Company, now or hereafter existing. Anything herein to the contrary notwithstanding, this Note and the rights and remedies of the Holder under this Note shall be pari passu with the rights of payment of holders of existing senior debt of the Company (with respect to such senior debt) and any other note issued pursuant to the Purchase Agreement.

3. Transfer

a. Assignment. In order to transfer this Note, Holder, or its duly authorized representative, shall provide Company a copy of an assignment duly executed by Holder hereof, but in no event shall this Note be transferred to a third party unrelated to Holder, unless (i) an Event of Default has been declared by Holder and (ii) Company shall have received prior written notice of such transfer. In the event that Holder seeks to make a transfer of this Note to an unrelated party in the absence of registration under the 1933 Act and any applicable state securities laws, Holder shall furnish an opinion of counsel satisfactory in form and in substance to Company that such transfer is exempt from registration under the 1933 Act and any applicable state securities laws. For purposes of this Note, an Event of Default shall mean the failure of the Company to pay principal and/or interest when due.

b. Legend. This Note is, and each certificate representing equity securities issued pursuant to Section 1 above shall be, stamped or otherwise imprinted with a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an exemption from registration under such act or laws.”

4. Waiver or Amendment. Any term of this Note may be amended or waived with the written consent of the Company and Holder. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach. This Note is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person.

Notices. All notices or other communications to a party required or permitted hereunder shall be delivered as provided in Section 6.3 of the Purchase Agreement.

5. Headings. The titles and headings to the sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

6. Governing Law; Waiver of Jury Trial. The provisions of Section 6.8 of the Purchase Agreement are hereby incorporated by reference.

7. Usury. Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Holder in accordance with the applicable laws of the State of New York.

[Signature Page Immediately Follows]

DAYSTAR TECHNOLOGIES, INC.

By:
Name:
Title:

5